EX 10.18
FORM OF
SECURITIES ESCROW AGREEMENT
     THIS SECURITIES ESCROW AGREEMENT, dated as of [                    ], 2008 (this “Agreement”), by and among JWL Partners Acquisition Corp., a Delaware corporation (the “Company”), each of the parties set forth on Exhibit A annexed hereto (collectively, the “Founders”) and Continental Stock Transfer & Trust Company (the “Escrow Agent”).
     WHEREAS, the Company has entered into an Underwriting Agreement, dated [                    ], 2008, with Credit Suisse Securities (USA) LLC acting as the representative (the “Representative”) of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 20,000,000 units of the Company plus an additional 3,000,000 units if the Underwriters exercise their over-allotment option in full (the “Offering”). The Company’s units (the “Units”) each consist of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Warrant”) exercisable to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus, dated [                    ], 2008, comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-[___]) (the “Registration Statement”) filed under the Securities Act of 1933, as amended, and declared effective by the Securities and Exchange Commission on [                    ], 2008 (the “Effective Date”);
     WHEREAS, each of the Founders has agreed, as a condition of the Underwriters’ purchase of the Units, to deposit its or his Units purchased on February 1, 2008, as set forth opposite each Founder’s name on Exhibit A attached hereto (the “Founders’ Units”), in escrow as hereinafter provided; and
     WHEREAS, certain of the Founders have agreed, as a condition of the Underwriters’ purchase of the Units, to purchase 6,000,000 Warrants for $1.00 per Warrant (the “Private Placement Warrants” and collectively with the Founders’ Units, the shares of Common Stock underlying the Founders’ Units and the Warrants underlying the Founders’ Units, the “Escrow Securities”) immediately prior to and subject to the closing of the Offering; and
     WHEREAS, the Company and the Founders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.
     IT IS AGREED:
1. Appointment of Escrow Agent. The Company and the Founders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.
2. Deposit of Escrow Securities.
     2.1. Founders’ Units. On or about the Effective Date, each of the Founders shall deliver to the Escrow Agent certificates representing his or its respective Founders’ Units as set forth opposite their respective names on Exhibit A hereto, which certificates shall remain in the name of such Founder, to be held and disbursed subject to the terms and conditions of this Agreement. Each Founder acknowledges that the certificate representing such Founders’ Units bears a legend to reflect the deposit of such Founders’ Units under this Agreement.
     2.2. Private Placement Warrants. Promptly following the consummation of the Offering, each of the Founders who has purchased Private Placement Warrants shall deliver to the Escrow Agent certificates representing such Founder’s respective Private Placement Warrants as set forth opposite their respective names on Exhibit A attached hereto, which certificates shall remain in the name of such Founder or such Founder’s Permitted Transferee, as applicable, to be held and disbursed subject to the terms and conditions of this Agreement. Each Founder who purchased Private Placement Warrants acknowledges that the certificates representing such Founder’s Private Placement Warrants shall bear a legend to reflect the deposit of such securities under this Agreement.
3. Disbursement of the Escrow Securities. The Escrow Agent shall hold the Founders’ Units until the one-year anniversary of the consummation of a Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company) and shall hold the Private Placement Warrants until the 90th day following the consummation of a Business Combination (each such period, an “Escrow Period”); provided, however, that if the over-allotment granted to the Underwriters pursuant to the Underwriting Agreement is not exercised in full prior to the expiration of the over-allotment option, then the Escrow Agent shall release to the Company such number of Founders’ Units as directed in writing by the Company for cancellation. The Company shall promptly provide notice of the consummation of a Business Combination to the Escrow Agent. Upon the completion of each Escrow Period, the Escrow Agent shall automatically disburse the applicable Escrow Securities to each Founder upon receipt of written request therefor from the Company; provided, however, that if the consummation of a Business Combination takes the form of a merger, stock exchange or other similar transaction which results in any of the security holders of the Company having the right to exchange their securities for other securities, then the Escrow Agent shall, upon receipt of a certificate in form reasonably acceptable to the Escrow Agent, executed by the Chief Executive Officer of the Company, release the Escrow Securities to the Founders immediately prior and subject to consummation of the Business Combination so that they can similarly participate, and upon receipt of the securities issued in respect thereof in connection with the Business Combination, the Founders shall deposit such securities into escrow with the Escrow Agent for the remainder of the applicable Escrow Periods; provided further, however, that if, after the Company subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in any of the security holders of the Company or such entity having the right to exchange their securities for cash, securities or other property, then the Escrow Agent shall, upon receipt of a certificate in form reasonably acceptable to the Escrow Agent, executed by the Chief Executive Officer of the Company, that such transaction is then being consummated, release the Escrow Securities to the Founders immediately prior and subject to consummation of the transaction so that they can similarly participate. The Escrow Agent shall act as soon as reasonably possible following the receipt of the certificate, and shall not be held liable for any delay in sending the Escrow Securities caused by the late receipt of the certificate. The Escrow Agent shall have no further duties hereunder with respect to the Escrow Securities after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4.	Rights of Founders in Escrow Securities.
     4.1. Rights as a Security Holder. Subject to the terms of their respective Insider Letters as described in Section 4.4 hereof and except as herein provided, each Founder shall retain all of its rights as a stockholder of the Company during the Escrow Period, including without limitation, the right to vote Common Stock subject to this Agreement. The Escrow Agent shall have no responsibility to determine or verify the contents or limitations of the Insider Letters and shall be bound only by the terms of this Agreement.
     4.2. Dividends and other Distributions in Respect of the Escrow Securities. During the Escrow Period with respect to the Escrow Securities, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Founder, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.
     4.3. Restrictions on Transfer and Redemption. During the Escrow Period, no sale, transfer or other disposition (a “Transfer”) may be made of any or all of the Escrow Securities by a Founder except (i) by gift to a member of the Founder’s immediate family for estate planning purposes or to a trust, the beneficiary of which is the Founder or a member of the Founder’s immediate family, (ii) if the Founder is not a natural person, by gift to a member of the immediate family of such Founder’s controlling person for estate planning purposes or to a trust, the beneficiary of which is such Founder’s controlling person or a member of the immediate family of such Founder’s controlling person, (iii) by virtue of the laws of descent and distribution upon death of the Founder, (iv) pursuant to a qualified domestic relations order, or (v) by transfer, with our without consideration, to the officers, directors or other Founders of the Company and, with respect to GEH Capital, Inc., employees of Clinton Group, Inc., entities controlled by Mr. George Hall, the chief executive officer of Clinton Group, Inc., and funds managed by Clinton Group, Inc. (each such transferee, a “Permitted Transferee”); provided, however, that such permitted Transfers may be implemented only upon the respective Permitted Transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by such Founder transferring such Escrow Securities and such other documents as the Company or the Representative may reasonably require. During the Escrow Period, no Founder shall pledge or grant a security interest in such Founder’s Escrow Securities or grant a security interest in such Founder’s rights under this Agreement.
     4.4. Insider Letters. Each of the Founders has executed a letter agreement with the Representative and the Company, which has been filed as an exhibit to the Registration Statement (the “Insider Letter”), with respect to the rights and obligations of such Founders in certain events, including but not limited to the liquidation of the Company.
5.	Concerning the Escrow Agent.
     5.1. Good Faith Reliance. The Escrow Agent shall be protected and shall not be liable for any action taken or omitted by it in good faith and in the exercise of its best judgment (unless grossly negligent), and may rely conclusively and may act upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other document which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.
     5.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or losses suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. In case any action arising out of this Agreement is brought against the Escrow Agent other than by the Company, the Company will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, and after notice from the Company to the Escrow Agent of its election so to assume the defense, the Company will not be liable to the Escrow Agent under this Section 5.2 for any legal or other expenses subsequently incurred by the Escrow Agent in connection with the defense thereof. The Escrow Agent shall not, without the prior written consent of the Company, effect any settlement of any such pending or threatened action hereunder. The provisions of Sections 5.2 and 5.7 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below and in the event of termination under 6.11 below.
     5.3. Compensation. The Escrow Agent shall be entitled to compensation from the Company in accordance with Schedule I hereto for all services rendered by it hereunder.
     5.4. Further Assurances. From time to time on and after the date hereof, the Company and the Founders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.
     5.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice, and such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company the Escrow Securities held hereunder. If no successor escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may submit an application to deposit the Escrow Securities with the United States District Court for the Southern District of New York, provided the Escrow Agent provides notice of such deposit to the Company and the Founders in accordance with Section 6.7 hereof.
     5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.
     5.7. Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or willful misconduct.
     5.8. Waiver. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.
     5.9 Standard of Care. The Escrow Agent shall be obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature, and the Escrow Agent shall under no circumstances be deemed to be a fiduciary to any party hereto or any other person. The parties hereto agree that the Escrow Agent shall not assume any responsibility for the failure of the parties hereto to perform in accordance with this Escrow Agreement or any other agreement or document. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement or document. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
6.	Miscellaneous.
     6.1. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
     6.2. Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement hereof.
     6.3 Third Party Beneficiaries. Each of the Founders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representative.
     6.4. Entire Agreement. This Agreement and the Insider Letters and Warrants as referenced herein contain the entire agreement of the Company and the Founders with respect to the subject matter hereof, and this Agreement contains the entire agreement as it pertains to the Escrow Agent and the other parties hereto and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by all parties to this Agreement and the Representative. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.
     6.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.
     6.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and permitted assigns. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, obligations, immunities and privileges of the Escrow Agent, without the execution or filing of any instrument or paper or the performance of any further act.
     6.7. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one business day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:
If to the Company, to:
JWL Partners Acquisition Corp.
9 West 57th Street, 26th Floor
New York, New York 10019
Attn: Steven R. Isko
Fax: (212) 829-9424

If to a Founder, to his address set forth in Exhibit A.
If to the Escrow Agent, to:
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Greg Denman
Fax: (212) 616-7615
A copy of any notice sent hereunder shall be sent to each of:
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attn: Joseph A. Herz, Esq.
Fax: (212) 801-6400
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Attn: LCD-IBD
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Suite 3400
Los Angeles, California 90071
Attn: Gregg A. Noel, Esq.
Fax: (213) 687-5600
     The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.
     6.8. Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company) within the time period specified in the Registration Statement.
     6.9 Disputes. If any disagreement or dispute arises among the Company and the Founders concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, the Escrow Agent shall be under no obligation to act, except (i) with joint written instruction of the Company and the Founders, or (ii) under process or order of court, and shall sustain no liability for its failure to act pending such process or court order.

     6.10 Authorized Signatures. Concurrent with the execution of this Agreement, the Company will provide a completed certificate of parties authorized to sign on its behalf, in the form attached hereto as Schedule II.
     6.11 Termination. This Agreement shall terminate on the final distribution or destruction of all of the Escrow Securities in accordance with the terms of this Agreement.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have duly executed this Securities Escrow Agreement as of the date first written above.

JWL PARTNERS ACQUISITION CORP.
By:
	Name:	Steven R. Isko
	Title:	Vice Chairman of the Board and Corporate Secretary

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS ESCROW AGENT
By:
Name:
Title:

FOUNDERS: GEH CAPITAL, INC.
By:
Name:
Title:

Name:	Jerry W. Levin

Name:	Steven R. Isko

Name:	Michael A. Popson

Name:	Alan Gelband

Name:	David Glew

Name:	Robert L. Mettler

Name:	Robert Phillips

Name:	Harvey Schulweis

Exhibit A

	Number of Founders’	Number of Private
Name and Address of Founder:	Units	Placement Warrants
GEH Capital, Inc.	2,263,200	2,400,000
9 West 57th Street, 26th Floor New York, New York 10019

Jerry W. Levin	1,697,400	1,800,000
9 West 57th Street, 26th Floor New York, New York 10019

Steven R. Isko	707,250	750,000
9 West 57th Street, 26th Floor New York, New York 10019

Michael A. Popson	707,250	750,000
9 West 57th Street, 26th Floor New York, New York 10019

Alan Gelband (as to the Founders’ Units)	282,900	300,000
Alan Gelband Company Defined Contribution Pension Plan and Trust (as to the Private Placement Warrants) 750 Third Avenue 21st floor New York, New York 10017

David Glew	23,000	0
[Address]

Robert L. Mettler	23,000	0
[Address]

Robert Phillips	23,000	0
[Address]

Harvey Schulweis	23,000	0
[Address]
TOTAL:	5,750,000	6,000,000

Schedule I — Escrow Agent Fees For Escrow Services
$[___] per month to be paid by the Company to the Escrow Agent commencing upon the consummation of the Company’s initial public offering of securities.

Schedule II — Authorized Signatories

Individual’s Name	Title	Signature
Jerry W. Levin	Chairman of the Board and Chief Executive Officer

Steven R. Isko	Vice Chairman and Corporate Secretary

Michael A. Popson	Vice Chairman

Vincent D’Arpino	Executive Vice President

Francis Ruchalski	Chief Financial Officer

II-1